                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except earnings per share)


                                                            September 28,    September 29,     October 1,
                                                                1997             1996             1995
                                                            -------------    -------------    -------------
CALCULATION OF EARNINGS
PER COMMON SHARE-BASIC

Net earnings                                                $      55,211    $      41,710    $      26,102
                                                            -------------    -------------    -------------

Weighted average shares outstanding calculation:

Weighted average shares outstanding                                79,645           74,667           68,898
                                                            -------------    -------------    -------------

Net earnings per common share                               $        0.69    $        0.56    $        0.38
                                                            -------------    -------------    -------------

CALCULATION OF EARNINGS PER COMMON AND COMMON
EQUIVALENT SHARE-DILUTED:(1)

  Net earnings calculation:
    Net earnings                                            $      55,211    $      41,710    $      26,102
    Add after-tax interest
    expense on debentures                                           4,300            1,248               --
    Add after-tax amortization of issuance
    costs related to the debentures                                   354               93               --
                                                            -------------    -------------    -------------

  Adjusted net earnings                                     $      59,865    $      43,051    $      26,102
                                                            -------------    -------------    -------------

  Weighted average shares outstanding calculation:

    Weighted average number of common
    shares outstanding                                             79,645           74,667           68,898
    Dilutive effect of outstanding common
    stock options and warrants                                      3,416            3,223            2,411
    Assuming conversion of convertible
    subordinated debentures                                         7,098            3,026               --
                                                            -------------    -------------    -------------

    Weighted average shares outstanding                            90,159           80,916           71,309
                                                            -------------    -------------    -------------

  Net earnings per common and common
  equivalent share-diluted                                  $        0.66    $        0.53    $        0.37
                                                            -------------    -------------    -------------


(1) Diluted earnings per share assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with income adjusted for the after-tax interest expense and amortization applicable to these debentures.

                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except earnings per share)


                                                                  Three Months Ended
                                                             ------------------------------
                                                             December 28,     December 29,
                                                                  1997            1996
                                                               (13 Weeks)      (13 Weeks)
                                                             -------------    -------------
CALCULATION OF EARNINGS
PER COMMON SHARE-BASIC

Net earnings                                                 $      20,955    $      13,886
                                                             -------------    -------------

Weighted average shares outstanding calculation:

Weighted average shares outstanding                                 84,978           78,905
                                                             -------------    -------------

Net earnings per share                                       $        0.25    $        0.18
                                                             -------------    -------------

CALCULATION OF EARNINGS PER COMMON AND COMMON
EQUIVALENT SHARE-DILUTED:(1)

Net earnings calculation:
  Net earnings                                               $      20,955    $      13,886
  Add after-tax interest
    expense on debentures                                              348            1,075
  Add after-tax amortization of issuance
    costs related to the debentures                                     30               89
                                                             -------------    -------------

Adjusted net earnings                                        $      21,333    $      15,050
                                                             -------------    -------------

Weighted average shares outstanding calculation:

  Weighted average number of common
    shares and common stock units outstanding                       84,978           78,905
  Dilutive effect of outstanding common
    stock options and warrants                                       3,176            3,723
  Assuming conversion of convertible
    subordinated debentures                                          2,808            7,098
                                                             -------------    -------------

Weighted average shares outstanding                                 90,962           89,726
                                                             -------------    -------------

Net earnings per common and common
  equivalent share-diluted                                   $        0.23    $        0.17
                                                             -------------    -------------


(1) Diluted earnings per share assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with income adjusted for the after-tax interest expense and amortization applicable to these debentures.

                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except earnings per share)


                                                                Three Months Ended               Six Months Ended
                                                          ------------------------------    ------------------------------
                                                            March 29,         March 30,        March 29,       March 30,
                                                               1998             1997             1998            1997
                                                            (13 Weeks)       (13 Weeks)       (26 Weeks)       (26 Weeks)
                                                          -------------    -------------    -------------    -------------
CALCULATION OF EARNINGS
PER COMMON SHARE-BASIC

Net earnings                                              $      13,962    $       9,241    $      34,918    $      23,127
                                                          -------------    -------------    -------------    -------------

Weighted average shares outstanding calculation:

Weighted average shares outstanding                              88,579           79,425           86,778           79,164
                                                          -------------    -------------    -------------    -------------

Net earnings per share                                    $        0.16    $        0.12    $        0.40    $        0.29
                                                          -------------    -------------    -------------    -------------

CALCULATION OF EARNINGS PER COMMON AND COMMON
EQUIVALENT SHARE-DILUTED:(1)

Net earnings calculation:
  Net earnings                                            $      13,962    $       9,241    $      34,918    $      23,127
  Add after-tax interest
    expense on debentures                                             0            1,075              348            2,151
  Add after-tax amortization of issuance
    costs related to the debentures                                   0               89               30              178
                                                          -------------    -------------    -------------    -------------
Adjusted net earnings                                     $      13,962    $      10,405    $      35,296    $      25,456
                                                          -------------    -------------    -------------    -------------

Weighted average shares outstanding calculation:

  Weighted average number of common
    shares and common stock units outstanding                    88,579           79,425           86,778           79,164
  Dilutive effect of outstanding common
    stock options and warrants                                    2,861            3,299            3,009            3,504
  Assuming conversion of convertible
    subordinated debentures                                           0            7,098            1,404            7,098
                                                          -------------    -------------    -------------    -------------
Weighted average shares outstanding                              91,440           89,822           91,191           89,766
                                                          -------------    -------------    -------------    -------------

Net Earnings per common and common
  equivalent share-diluted                                $        0.15    $        0.12    $        0.39    $        0.28
                                                          -------------    -------------    -------------    -------------


(1) Diluted earnings per share assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with income adjusted for the after-tax interest expense and amortization applicable to these debentures.